UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2014

THE COOPER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8597	94-2657368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6140 Stoneridge Mall Road, Suite 590, Pleasanton, California 94588

(Address of principal executive offices)

(925) 460-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Appointment of Certain Officers.

Tina Maloney, age 51, has been promoted to the role of Corporate Controller and Principal Accounting Officer, effective January 1, 2014. The appointment follows the retirement of Rodney E. Folden who announced his intent to retire from the Company on January 31, 2014.

Tina joined Cooper in August 2005. She worked as Director of Internal Audit for the Company for two years and then joined the Corporate Accounting Group in June 2007, most recently as Senior Director of Finance and Assistant Corporate Controller.

Prior to joining Cooper, Tina held multiple financial positions at Sola International Inc., a global manufacturer and distributor of eyeglass lenses, including Director of Accounting and Controller – Americas. Prior to Sola, Tina was VP Finance of IESL, Inc., an environmental services and electroplating process company servicing the defense industry. Tina is a CPA registered in California, a Certified Management Accountant and Chartered Global Management Accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COOPER COMPANIES, INC.

By	/s/ Rodney E. Folden
Rodney E. Folden
Vice President and Corporate Controller

Dated: January 7, 2014